UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report:                              March 1, 2004
    (Date of earliest event reported)                   (March 1, 2004)


                             Multimedia Games, Inc.
             (Exact name of registrant as specified in its charter)

                                    001-14551
                            (Commission File Number)


             Texas                                          74-2611034
 (State or other jurisdiction                             (IRS Employer
       of incorporation)                               Identification No.)


  206 Wild Basin Rd., Bldg. B, Suite 400,                       78746
               Austin, Texas                                  (Zip Code)
 (Address of principal executive offices)



                                 (512) 334-7500
              (Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

Multimedia Games, Inc. (the "Registrant") has learned that the Supreme Court did not grant the United States Department of Justice's ("DOJ's") Petitions for Writs of Certiorari in the United States Supreme Court seeking review of two U.S. Circuit Court cases that examined whether the Johnson Act prohibits Native American tribes from offering certain types of electronic gaming devices. Specifically, the DOJ sought review of: United States of America v. Santee Sioux Tribe of Nebraska, a federally recognized Indian Tribe, on Petition for a Writ of Certiorari to the United States Supreme Court from an opinion of the Court of Appeals for the Eighth Circuit; and, John D. Ashcroft, Attorney General, et al.,
v. Seneca-Cayuga Tribe of Oklahoma, et al. on Petition for a Writ of Certiorari from an opinion by the United States Court of Appeals for the Tenth Circuit. The DOJ sought to overturn the two lower court rulings that the use of Class II technologic aids to the play of electronic pull-tab games is not a violation of the Johnson Act, and therefore not prohibited for use on tribal lands as Class II games.

Although the Registrant's machines were not the subject of the lawsuits, the DOJ's arguments and reasoning appeared to encompass the machines offered by the Registrant for the Class II market. As a result, on December 2, 2003, the Registrant filed a Form 8-K indicating that if the U.S. Supreme Court were to grant certiorari and adopt the arguments advanced by the DOJ, the play of most of the Registrant's current gaming products without a compact would likely be prohibited by the Johnson Act, resulting in a significant, material, adverse impact on the Registrant's business and operating results.

Since the Supreme Court has declined to accept these cases for review, the lower courts decisions affirming the right of the tribes to offer games such as those manufactured and sold by the Registrant as legal "electronic aids" to bingo for the Class II market will continue to stand. The Registrant believes that for the immediate future significant legal uncertainty has been eliminated concerning the Registrant's ability to continue to offer Class II games played with the assistance of technological aids in the Registrant's principal market. Furthermore, on February 26, 2004, the State of Oklahoma, currently the Registrant's primary market, passed legislation authorizing the operation of certain forms of gaming at Oklahoma's racetracks, and additional types of games at tribal gaming facilities in the state. The Bill now only requires the Governor's signature. The Registrant believes that for the Tribes that elect to enter into a compact with the state, the new Oklahoma gaming legislation, if enacted, will further mitigate risk related to the threat to the Registrant's tribal customers of prosecution under the Johnson Act for the games operated pursuant to the compact.

Although the DOJ could bring another action against a tribe based on this legal premise, such an action would run counter to not only the weight of authority of five U.S. District Court rulings as affirmed by five U.S. Circuit Court opinions, but now a rejection of review by the U.S. Supreme Court.

Four U.S. Circuit Courts of Appeal of the United States in five different case opinions have consistently rejected attempts by the DOJ to have Class II games that are played using technologic aids declared illegal. Four of those opinions, from the Ninth, Tenth, and District of Columbia Circuit Courts, have indicated that the Johnson Act does not apply to technologic aids to the play of Class II games permitted under the Indian Gaming Regulatory Act ("IGRA"). In another opinion, the Eighth Circuit Court ruled that the electronic pull-tab game in question was not a Johnson Act device and was legally used in connection with Class II gaming on Native American land.

The Tenth Circuit Court, which has twice ruled on the Johnson Act issue, (once related to an electronic bingo game and once related to an electronic pull-tab game) stated that, "Absent clear evidence to the contrary, we will not ascribe to Congress the intent both to carefully craft through IGRA this protection afforded to users of Class II technologic aids and to simultaneously eviscerate those protections by exposing users of Class II technologic aids to Johnson Act liability for the very conduct authorized by IGRA."

Certain Factors
This filing contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as "will, "would," "could," "expect," "plan," "hope," and words of a similar nature that convey future meaning. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. Such risks and uncertainties include, but are not limited to: the risk that the operating results projected in our guidance may be adversely affected by regulatory developments (such as approval of a compact in Oklahoma enabling our tribal customers to engage in Class III gaming), increased competitive pressures from significant entrants into the Class II market, or the failure of one or more of our projected new revenue sources or significant development opportunities to generate anticipated revenues; the continuing risk that legal developments, such as new federal circuit court or U.S. Supreme Court decisions, could impair or virtually eliminate the ability of our tribal customers to offer electronic games in the Class II market; the risk of an impaired competitive position for our games as a result of changes we made in order to obtain a Class II certification letter from the NIGC; the risk that our new Gen4 system may encounter technological or other difficulties during its initial deployment; risks that our development projects with our tribal customers may not lead to placement of our games with such customers; risks that markets such as California that we believe represent opportunities for our products may not emerge as we anticipate; the risk of future regulatory enforcement action against versions of our games that have not been certified by the NIGC; the impact of economic conditions on the play of our games in our customers' facilities, and on our customers' willingness to lease additional games from us; new risks and challenges we confront as we expand into non-Native-American gaming activities; risks associated with a high level of customer and geographic concentration; and the risks that our customers' purchases of our products might decline in light of these or other developments. Other important risks and uncertainties that may affect our business are detailed form time to time in the "Certain Risks" and the "Risk Factors" sections and elsewhere in our filings with the Securities and Exchange Commission. We undertake no obligation to update information in this release.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MULTIMEDIA GAMES, INC.

Dated:  March 1, 2004                    By: /s/  Craig S. Nouis
                                            -----------------------------
                                            Craig S. Nouis
                                            Chief Financial Officer and
                                            Principal Accounting Officer